Exhibit 99.1

ORIC® Pharmaceuticals Reports Second Quarter 2026 Financial Results and Operational Updates

Initiated Himalayas-1 global Phase 3 trial in patients with mCRPC previously treated with abiraterone

Entered into a clinical trial collaboration and supply agreement with Bayer to provide darolutamide for Himalayas-1

Anticipate rinzimetostat program update in 2H 2026 and enozertinib clinical updates in 2H 2026 ahead of potential initiation of a registrational trial

Cash and investments of approximately $388 million expected to provide runway into 2H 2028 and beyond anticipated primary endpoint readout from first Phase 3 trial for rinzimetostat

SOUTH SAN FRANCISCO and SAN DIEGO, CA – August 3, 2026 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing and commercializing treatments that address mechanisms of therapeutic resistance, today reported financial results and provided operational updates for the quarter ended June 30, 2026.

“The recent initiation of Himalayas-1, a global Phase 3 registrational trial, brings us closer to delivering a potentially practice-changing therapy for patients with prostate cancer,” said Jacob M. Chacko, M.D., president and chief executive officer. “With rinzimetostat now in Phase 3 and enozertinib approaching a key clinical update in the second half of the year, ORIC has become a diversified, late-stage oncology company with multiple opportunities to create meaningful value for patients while advancing our mission of Overcoming Resistance In Cancer.”

Second Quarter 2026 and Other Recent Highlights

Rinzimetostat: a potent and selective allosteric inhibitor of PRC2

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Finalized the trial protocol and initiated the Himalayas-1 global Phase 3 registrational trial following End-of-Phase 1 interactions with the FDA and other global health authorities. The Himalayas-1 trial is expected to enroll approximately 600 patients from over 250 sites in 25 countries, randomized 1:1 to receive 400 mg once daily rinzimetostat (with or without food) in combination with darolutamide versus physician’s choice of an androgen receptor (AR) inhibitor or docetaxel. The primary endpoint is radiographic progression-free survival and the key secondary endpoint is overall survival.
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Entered into a clinical trial collaboration and supply agreement with Bayer to provide darolutamide for Himalayas-1. Under the terms of the agreement, the company will conduct and sponsor the Himalayas-1 trial and Bayer will provide their AR inhibitor, NUBEQA® (darolutamide), at no cost for use in the trial in combination with rinzimetostat. This agreement does not grant Bayer any license, option, or other rights to rinzimetostat and ORIC retains full global development and commercial rights to rinzimetostat.
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Presented preclinical data at AACR showing PRC2 inhibition reduces prostate tumor adaptability and sustains the benefit derived from AR inhibition, with potential advantages of EED over EZH2 inhibition.

Enozertinib: a brain-penetrant, selective inhibitor targeting EGFR exon 20 insertion mutations and EGFR atypical mutations

Enozertinib is currently being evaluated in Phase 1b trials across the following first-line patient populations with advanced NSCLC:

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As a single-agent in patients with EGFR atypical mutations.
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As a single-agent in patients with EGFR exon 20 insertion mutations.
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In combination with subcutaneous (SC) amivantamab and in combination with chemotherapy in patients with EGFR exon 20 insertion mutations.

Anticipated Program Milestones:

ORIC anticipates the following upcoming milestones:

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Rinzimetostat in mCRPC:
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2H 2026: Program update
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Enozertinib in NSCLC:
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October 2026: 1L EGFR atypical monotherapy data to be presented at ESMO Congress 2026
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2H 2026: 1L EGFR exon 20 insertion monotherapy data and combination data with SC amivantamab

Second Quarter 2026 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $387.6 million as of June 30, 2026, which includes $59.9 million in net proceeds raised from healthcare specialist funds during the first quarter under the ATM (at-the-market) program. The company expects its cash and investments to fund the operating plan into 2H 2028.

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R&D Expenses: Research and development (R&D) expenses were $36.3 million for the three months ended June 30, 2026, compared to $30.5 million for the three months ended June 30, 2025, an increase of $5.7 million. For the six months ended June 30, 2026, R&D expenses were $67.7 million, compared to $55.2 million for the six months ended June 30, 2025, an increase of $12.5 million. The increases were primarily due to an increase in external expenses related to the advancement of rinzimetostat, offset by lower enozertinib costs due to timing of manufacturing and clinical costs as well as lower preclinical costs.

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G&A Expenses: General and administrative (G&A) expenses were $9.0 million for the three months ended June 30, 2026, compared to $8.5 million for the three months ended

June 30, 2025, an increase of $0.5 million. For the six months ended June 30, 2026, G&A expenses were $17.2 million, compared to $16.6 million for the six months ended June 30, 2025, an increase of $0.6 million. The increases were primarily due to higher personnel costs and professional services.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) rinzimetostat, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (2) enozertinib, a brain-penetrant inhibitor targeting EGFR exon 20 insertion and EGFR atypical mutations, being developed for NSCLC. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the continued clinical development of rinzimetostat and enozertinib; the potential advantages of rinzimetostat and enozertinib; the development plans and timelines for rinzimetostat and enozertinib; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates; the period over which ORIC estimates its existing cash and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and ORIC’s limited operating history; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of rinzimetostat, enozertinib or any other product candidates to differ from preclinical, initial, interim, preliminary, expected or prior clinical trial results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the SEC) on August 3, 2026, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

All registered trademarks are the property of their respective owners.

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$264,761	$281,488
Prepaid expenses and other current assets	8,934	6,978
Total current assets	273,695	288,466

Long-term investments	122,799	110,762
Property and equipment, net	2,242	2,415
Other assets	5,949	7,247
Total assets	$404,685	$408,890

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,873	$3,824
Accrued liabilities	16,883	16,593
Total current liabilities	20,756	20,417

Other long-term liabilities	2,673	4,111
Total liabilities	23,429	24,528

Total stockholders' equity	381,256	384,362
Total liabilities and stockholders' equity	$404,685	$408,890

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$36,296	$30,549	$67,733	$55,189
General and administrative	9,000	8,515	17,182	16,593
Total operating expenses	45,296	39,064	84,915	71,782
Loss from operations	(45,296)	(39,064)	(84,915)	(71,782)

Other income, net	3,804	2,709	7,656	5,406
Net loss	$(41,492)	$(36,355)	$(77,259)	$(66,376)
Other comprehensive loss:
Unrealized loss on investments	(728)	(22)	(1,804)	(192)
Comprehensive loss	$(42,220)	$(36,377)	$(79,063)	$(66,568)
Net loss per share, basic and diluted	$(0.38)	$(0.47)	$(0.72)	$(0.89)
Weighted-average shares outstanding, basic and diluted	108,012,388	78,126,257	106,749,594	74,602,994